Exhibit 99.1

M/I Homes Reports
First Quarter Results

Columbus, Ohio (April 30, 2009) - M/I Homes, Inc. (NYSE:MHO) announced results for the first quarter ended March 31, 2009, highlighted by (i) a 20% increase in new contracts compared to the first quarter of 2008, representing the Company’s highest quarterly sales in six quarters, (ii) a year-over-year increase in backlog units, and (iii) an $11.9 million loss from operations on 394 deliveries comparing favorably to the fourth quarter 2008 loss from operations of $18.2 million on 554 deliveries.  For the quarter, the Company reported a net loss of $28.1 million consisting of the aforesaid operating loss, $11.0 million for asset impairments, and a $4 million charge for issues related to imported drywall.  During the first quarter of 2008, the Company had a net loss of $22.2 million, which included a $6.6 million income tax benefit.

New contracts and homes delivered for the first quarter of 2009 were 667 and 394, respectively, compared to new contracts of 554 and homes delivered of 474 for the first quarter of 2008.  The Company’s cancellation rate was 20%, compared to 23% in 2008’s first quarter.  Backlog of homes at March 31, 2009 had a sales value of $193 million, with an average sales price of $230,000 and backlog units of 839 – slightly higher than a year-ago’s backlog units of 828.  Backlog of homes at March 31, 2008 had a sales value of $246 million, with an average sales price of $298,000.  M/I Homes had 119 active communities at March 31, 2009 compared to 148 at March 31, 2008.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “We are, for the most part, pleased with our first quarter results as there are a number of positives worth noting.  We sold 667 homes during the quarter, a 20% increase over last year, and we achieved this growth in sales despite our community count being down by 20%.  Our gross margin for the quarter, while below last year, improved 400 basis points from fourth quarter of 2008’s gross margin.  In addition, for the first time since March 2006, our backlog units are up from the prior year.”

Mr. Schottenstein continued, “We have made considerable progress in reducing our expense levels and improving our cost structure.  During the past year, we reduced our selling, general and administrative expenses by 33% – these reductions, along with our improved gross margin, are major reasons why we were able to narrow our operating loss by 35% from the fourth quarter of 2008 on 160 fewer homes delivered.  We continue to focus on cash generation, ending the quarter with $65 million of cash on hand, zero bank borrowings and no debt maturing until 2012.  We also entered into a new mortgage warehouse line for M/I Financial.  Our net debt to capital ratio stands at 30% at quarter end, one of the lowest levels in our industry.”

Mr. Schottenstein, concluded, “Looking ahead, we are focused on building on the momentum we have generated during the first quarter and are continuing to adapt our business to the ever-changing environment in which we operate.  Our recent announcements regarding the introduction of our new affordably priced ‘eco series ’ homes and our commitment to building 100% Energy Star qualified homes in every one of our markets serve as prime examples of our ability to respond to the needs and wants of today’s (and tomorrow’s) homebuyers.  Though we are starting to see some signs of improved market conditions, the general economy remains weak and we will therefore, continue to employ the conservative predominantly defensive operating strategy that has served us well during this prolonged downturn.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time.  To hear the call, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.”  The call, along with any applicable reconciliation of non-GAAP financial measures, will continue to be available on our website through April 2010.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered nearly 74,000 homes.  The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Corporate Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Revenue:	$96,149	$156,085

Net loss:
Loss from continuing operations	$(28,129)	$(20,150)
Income from discontinued operation	-	380
Net loss	$(28,129)	(19,770)
Preferred share dividends	-	2,437
Net loss to common shareholders	$(28,129)	$(22,207)

Loss per share:
Basic and Diluted:
Continuing operations	$(2.01)	$(1.61)
Discontinued operation	-	0.03
Total	$(2.01)	$(1.58)

Weighted average shares outstanding:
Basic	14,027	14,007
Diluted	14,027	14,007

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Revenue	$96,149	$156,085
Gross margin	(2,712)	3,410
General and administrative expense	12,002	17,558
Selling expense	9,109	13,726
Operating loss	(23,823)	(27,874)
Other expense (income)	941	(5,555)
Interest expense - net	3,196	4,439
Loss from continuing operations before income taxes	(27,960)	(26,758)
Provision (benefit) for income taxes	169	(6,608)
Loss from continuing operations, net of income taxes	(28,129)	(20,150)
Income from discontinued operation, net of income taxes	-	380
Net loss	(28,129)	(19,770)
Preferred share dividends	-	2,437
Net loss to common shareholders	$(28,129)	$(22,207)

Revenue:
Housing revenue	$92,503	$130,936
Land revenue	657	12,774
Other	-	6,965
Total homebuilding revenue	93,160	150,675

Financial services revenue	2,989	5,410
Total revenue	$96,149	$156,085

Land, Lot and Investment in Unconsolidated Subsidiaries
Impairment by Region:
Midwest	$1,411	$2,519
Florida	6,666	18,494
Mid-Atlantic	2,869	94
Total	$10,946	$21,107

Abandonments by Region:
Midwest	$3	$24
Florida	14	131
Mid-Atlantic	15	1,049
Total	$32	$1,204

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
EBITDA (2)	$(9,115)	$6,530
Interest incurred - net of fee amortization	$3,773	$5,511
Interest amortized to cost of sales	$1,672	$2,573
Depreciation and amortization	$2,502	$2,780
Non-cash charges	$11,731	$23,137

Cash provided by operating activities	$53,639	$98,752
Cash provided by investing activities	$(29,982)	$7,734
Cash (used in) financing activities	$(27,548)	$(106,377)

Financial services pre-tax income	$1,301	$3,337

(2) Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined, in accordance with our credit facility, as net income, plus interest expense (including interest amortized to land and housing costs), income taxes, depreciation, amortization and non-cash charges, minus interest income.

	NEW CONTRACTS			HOMES DELIVERED
	Three Months Ended			Three Months Ended
	March 31,			March 31,
			%			%
Region	2009	2008	Change	2009	2008	Change

Midwest	347	240	45	176	189	(7)

Florida	111	149	(26)	102	140	(27)

Mid-Atlantic	209	165	27	116	121	(4)

Continuing Operations	667	554	20	394	450	(12)

Discontinued Operation	-	-	-	-	24	(100)

Total	667	554	20	394	474	(17)

	BACKLOG
	March 31, 2009			March 31, 2008
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	536	110	206,000	442	118	267,000

Florida	86	21	240,000	130	38	294,000

Mid-Atlantic	217	62	285,000	244	87	355,000

Continuing Operations	839	193	230,000	816	243	297,000

Discontinued Operation	-	-	-	12	3	311,000

Total	839	193	230,000	828	246	298,000

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet Information
(Dollars in thousands, except per share amounts)
 (Unaudited)

	March 31,
	2009	2008
Assets:
Total Cash	$65,349	$13,222
Mortgage loans held for sale	27,472	29,923
Inventory:
Lots, land and land development	322,146	464,541
Land held for sale	2,804	3,559
Homes under construction	145,652	248,103
Other inventory	27,174	31,647
Total Inventory	497,776	747,850

Property and equipment - net	20,748	30,806
Investment in unconsolidated joint ventures	8,338	34,087
Income tax receivable	3,067	20,241
Deferred income taxes	-	57,456
Other assets	18,726	28,308
Total Assets	$641,476	$961,893

Liabilities:
Debt – Homebuilding Operations:
Notes payable banks	$-	$42,000
Notes payable other	6,374	6,640
Senior notes	199,232	198,976
Total Debt – Homebuilding Operations	205,606	247,616

Note payable bank – financial services operations	20,430	11,200
Total Debt	226,036	258,816

Accounts payable	34,898	53,175
Other liabilities	74,897	90,320
Total Liabilities	335,831	402,311

Shareholders’ Equity	305,645	559,582
Total Liabilities and Shareholders’ Equity	$641,476	$961,893

Book value per common share	$14.65	$32.79
Homebuilding net debt/capital ratio	30%	29%

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Unaudited)

	LAND POSITION SUMMARY

	March 31, 2009			March 31, 2008
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total

Midwest	5,161	582	5,743	6,195	527	6,722

Florida	1,801	42	1,843	4,183	261	4,444

Mid-Atlantic	1,469	330	1,799	1,950	881	2,831

Total	8,431	954	9,385	12,328	1,669	13,997